Exhibit 1.01

H.B. FULLER COMPANY

Conflict Minerals Report

For the reporting period from January 1, 2023 to December 31, 2023

This Conflict Minerals Report (the “Report”) of H.B. Fuller Company (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities and Exchange Act of 1934, as amended, for the reporting period from January 1, 2023 to December 31, 2023.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products, and the Conflict Minerals are necessary to the functionality of those products.

If a registrant has reason to believe that any of the Conflict Minerals necessary to the functionality or production of their products may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the source of the Conflict Minerals. The registrant must annually submit a report, Conflict Minerals Report (a “CMR”), to the U.S. Securities and Exchange Commission (the “SEC”) that includes a description of those due diligence measures.

1.	Introduction.

a.

Company Overview. The Company is a leading worldwide formulator, manufacturer and marketer of adhesives, sealants and other specialty chemical products. Sales operations span 35 countries in North America, Europe, Latin America, the Asia Pacific region, India, the Middle East and Africa. Industrial adhesives represent our core product offering. Customers use our adhesives products in manufacturing common consumer and industrial goods, including food and beverage containers, disposable diapers, medical products, windows, doors, appliances, sportswear, footwear, multi-wall bags, water filtration products, insulation, textiles, automobiles, recreational vehicles, buses, trucks and trailers, marine products, solar energy systems, electronics and products for the aerospace and defense industries. In addition, we have established a variety of product offerings for residential, commercial and industrial construction markets, including sealing and waterproofing solutions for airports, roads, highways, bridges and utilities; pressure-sensitive adhesives, tapes and sealants for the commercial roofing industry; and level-setting products, ready-to-use grouts, mortars, and pressure sensitive adhesives that enable contractors and do-it-yourself consumers to quickly install flooring and tiling applications more reliably and efficiently. We also provide our customers with technical support and unique solutions designed to address their specific needs.

b.

Conflict Minerals Compliance Program (CMCP) Description. The SEC Final Conflict Minerals Rule (the “SEC Final Rule”) requires a three-step compliance process: the first step is determining the applicability of the Rule; the second step is conducting a “reasonable country of origin inquiry” (RCOI) to determine whether or not there is reason to believe that tin, tantalum, tungsten, or gold (3TG), also referred to as Conflict Minerals, from the Democratic Republic of the Congo or adjoining countries are present in the company’s products; and if so, the third step is conducting due diligence to determine the source and origin of those Conflict Minerals based on the facilities (smelter or refiners, “SORs”) in which they were processed. Companies requiring due diligence must use a nationally or internationally recognized standard such as the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance1) to meet the SEC regulatory requirements. The sections below describe our approach to meet each of the three steps in the SEC Final Rule compliance process; these activities were completed in concert with a third party vendor.

1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, https://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf

2.	Applicability of the Conflict Minerals Rule.

a.

Product Overview. This report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2023. These products (referred to collectively as “Covered Products” in this Report) are the following:

•	Certain equipment used or sold in our Adhesive Coated Products business, which the Company manufactures or contracts to manufacture, which contain electronic components and materials.

•

Certain products manufactured or assembled by Engent, Inc. ("Engent"), a subsidiary of the Company, for its customers which contain electronic components and materials. Engent, Inc. is a wholly owned subsidiary of the Company and is a provider of manufacturing, research and development services to the electronics industry.

•

Certain equipment manufactured or assembled by Tonsan Adhesive, Inc. ("Tonsan"), a subsidiary of the Company, for its customers which contain electronic components and materials. Tonsan, which is based in Beijing, China, manufactures engineering adhesives across numerous industries including photovoltaic, electronics, automotive, heavy machinery and transportation.

3.     Reasonable Country of Origin Inquiry (RCOI). The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap resources.

To complete the RCOI required by the SEC Final Rule, we engaged the Company’s applicable suppliers to collect information about the presence and sourcing of tantalum, tin, tungsten and gold (3TG) used in the products and components supplied to H.B. Fuller. The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (CMRT). Only CMRT version 6.31 or higher was accepted. Suppliers were offered two options to submit the required information: either by uploading the CMRT in MS Excel format or by completing an online survey version of this template directly in the vendor platform. In certain cases, if a supplier was unable to complete on the platform, H.B. Fuller or its third-party vendor uploaded the CMRT on their behalf.

The RCOI began with an introduction email sent by H.B. Fuller to its relevant suppliers describing the Conflict Minerals Compliance Program (CMCP) and identifying our vendor as a partner in the process. This letter also contained a registration and survey request link for the on-line data collection platform.

Subsequent engagement followed these steps:

•	Following the initial introductions to the program and information request, up to three reminder emails were sent to each non-responsive supplier requesting survey completion.

•

For suppliers who remained non-responsive to these email reminders, an escalation process was initiated.  The Company contacted the non-responsive suppliers to request their participation in the program.

Suppliers were asked to provide information regarding the sourcing of their materials with the goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the vendor system or to provide this information in the online survey version.

The Company gave its suppliers the ability to share information at a level with which they were most comfortable (i.e. company, product or user-defined), but the declaration scope had to be specified.

Suppliers were requested to provide an electronic signature before submitting their data to the Company to verify that all answers submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data.

Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were contacted by the vendor on a bi-weekly basis up to three times.

•	One or more smelter or refiners (SORs) were listed for an unused metal;

•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;

•	Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region;

•	Supplier indicated that they have not received Conflict Minerals data for each metal from all relevant suppliers;

•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•	Supplier indicated they have not provided all applicable SOR information received; and;

•	Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

In response to our RCOI, most smelters in our supply chain that refined Conflict Minerals sourced these materials from countries other than Covered Countries. Some Conflict Minerals in our supply chain may have originated from the Covered Countries. The majority of smelters in our supply chain are certified as noted on Schedule 1.

4.     Design of Due Diligence Framework. The Company’s due diligence measures have been designed to conform to the framework in the OECD Guidance in all material respects.

5.     Due Diligence Measures Performed. The Company has adopted a policy relating to Conflict Minerals (the “Company Policy”), incorporating the standards set forth in the OECD Guidance. The policy generally states that the Company is committed to ethical practices and compliance with applicable laws and regulations, including the SEC’s regulations and the Conflict Minerals Rules. The Company does not generally source Conflict Minerals directly from the source of supply (mines, smelters, refiners) and the Company is therefore generally removed by several levels from sources of supply of Conflict Minerals. The Company Policy commits the Company to diligently work with its global supply chain partners to identify the origin of any Conflict Minerals they may supply to the Company. The Company is committed to compliance with the Conflict Minerals Rules, including understanding the Conflict Minerals Rules, communicating and educating our personnel, suppliers and customers regarding the Conflict Minerals Rules and to create processes and procedures to conduct supply chain due diligence and comply with reporting requirements. The Company values its supplier and customer relationships and will work with our suppliers over time to ensure our compliance with the Conflict Minerals Rules.

The Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and has therefore asked its suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain. Most of the suppliers who provided information regarding smelters provided this information on a company level versus a product level. Therefore, we do not know if the materials from the smelters we have included in this Conflict Minerals Report are in our products. It is possible that we may not get product level information.

The Company has a steering committee which oversees the activities of a multi-functional group of personnel who have worked on due diligence and compliance related to Conflict Minerals. The composition of the steering committee includes two executive level officers. The multi-functional group includes employees from the Company covering areas such as regulatory, sourcing, finance, legal, and operations.

In general, in our initial compliance efforts, a review of products and raw materials contained therein (including chemical composition) or components (for equipment) was completed and a list of suppliers of raw materials or components where Conflict Minerals were determined to be potentially present was assembled. New products and the raw materials used in those products are reviewed as such products are developed. The focus has been on top-tier suppliers of these raw materials or components. For these top-tier suppliers, the Company used a third-party vendor to send out questionnaires including the EICC®-GeSI form (“Supplier Questionnaire”) to inquire about the country of origin of Conflict Minerals potentially included in the Company’s Covered Products. This template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the supplier and its suppliers use. In addition, the template contains questions about the origin of Conflict Minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on EICC’s website. Responses to these questionnaires were monitored and follow-up communication was sent if a response was not received. The Company has not had any direct contact with mines, smelters or refiners.

The Company has undertaken an internal education process to ensure that relevant personnel are aware of the Conflict Minerals Rules and it has conducted training of several employee groups since the inception of due diligence efforts. In addition, it has designated personnel to respond to customer and supplier inquiries regarding the Conflict Minerals Rules. These personnel are part of the multi-functional group working on due diligence and compliance efforts.

The Company will continue to review any suppliers who are materially non-compliant with our Conflict Minerals Policy and communicate the Company’s expectation regarding compliance with our Conflict Minerals Policy. The Company will make reasonable efforts to find suppliers who comply with our Conflict Minerals Policy and who will meet our needs. The products that we manufacture that are subject to the reporting obligations of the Rule contain 3TG of unknown origin. We have not been able to determine whether the 3TG used in our products came from recycled or scrap sources, or if not, whether the 3TG originated from a Covered Country, or the specific facilities used to process these minerals, or their specific country, location or mine of origin.

Facilities That May Have Been Used to Process Necessary Conflict Minerals, if Known, for H.B. Fuller Products.

Schedule 1 to this Conflict Minerals Report includes a list of facilities that may have been used to process necessary Conflict Minerals for Company products. This list is based on our due diligence for 2023. Most of the information was provided to us on a company level versus a product level, and the suppliers did not generally limit their responses to facility information for Conflict Minerals in products they supply to us specifically.

Countries of Origin of the Conflict Minerals Processed by These Facilities.

Schedule 2 to this Conflict Minerals Report includes a list of potential countries of origin for each facility noted on the Schedule to the extent identified by the applicable smelter. Conflict Minerals contained in our Covered Products did not necessarily originate in the countries listed on Schedule 2. This is because our suppliers and manufacturers generally provided smelter and country of origin information in the survey responses at the company level (representing the suppliers’ and manufacturers’ entire product lines), and generally did not limit their responses to countries of origin for products they supply to us specifically. A small number of suppliers reported that the 3TG in their products comes from or may come from the Covered Countries, and some of these suppliers further reported that some of the 3TG in their products comes from scrap or recycled sources.

a.	Summary of Survey Results and Conclusion.

Based on the due diligence efforts and the absence of full supply chain visibility, the Company is unable to determine the source of origin of the Conflict Minerals and does not have sufficient information to conclusively determine the countries of origin of 3TG in the Company’s Covered Products.

As set forth above, the Company will continue to engage with its suppliers to obtain complete and accurate information about its supply chain as it relates to Conflict Minerals and their origins.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our Conflict Minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; and lack of progress by smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities).  In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively, and there may be other risks and uncertainties that we are unable to identify at this time. We do not undertake to update or revise any forward-looking statements, except as required by law.

Schedule 1

Metal	Standard Smelter or Refiner Name	Facility Location (Country)	Certified Smelter*
Gold	8853 S.p.A.	Italy	NO
Gold	ABC Refinery Pty Ltd.	Australia	NO
Gold	Abington Reldan Metals, LLC	United States	YES
Gold	Advanced Chemical Company	United States	NO
Gold	African Gold Refinery	Uganda	NO
Gold	Agosi AG	Germany	YES
Gold	Aida Chemical Industries Co., Ltd.	Japan	YES
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	NO
Gold	Albino Mountinho Lda.	Portugal	NO
Gold	Alexy Metals	United States	NO
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	YES
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	YES
Gold	Argor-Heraeus S.A.	Switzerland	YES
Gold	Asahi Pretec Corp.	Japan	YES
Gold	Asahi Refining Canada Ltd.	Canada	YES
Gold	Asahi Refining USA Inc.	United States	YES
Gold	Asaka Riken Co., Ltd.	Japan	YES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	NO
Gold	AU Traders and Refiners	South Africa	NO
Gold	Augmont Enterprises Private Limited	India	NO
Gold	Aurubis AG	Germany	YES
Gold	Bangalore Refinery	India	NO
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	YES
Gold	Boliden AB	Sweden	YES
Gold	C. Hafner GmbH + Co. KG	Germany	YES
Gold	Caridad	Mexico	NO
Gold	CCR Refinery - Glencore Canada Corporation	Canada	YES
Gold	Cendres + Metaux S.A.	Switzerland	NO
Gold	CGR Metalloys Pvt Ltd.	India	NO
Gold	Chimet S.p.A.	Italy	YES
Gold	Chugai Mining	Japan	YES
Gold	Coimpa Industrial LTDA	Brazil	YES
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	NO
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	NO
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	NO
Gold	Dongwu Gold Group	China	NO
Gold	Dowa	Japan	YES
Gold	DSC (Do Sung Corporation)	Republic of Korea	YES
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	YES
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	YES
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	YES
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	NO
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	NO
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	NO
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	NO
Gold	Emirates Gold DMCC	United Arab Emirates	NO
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	NO
Gold	Fujairah Gold FZC	United Arab Emirates	NO
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	NO
Gold	Gold by Gold Colombia	Colombia	YES

Gold	Gold Coast Refinery	Ghana	NO
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	YES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	YES
Gold	Guangdong Jinding Gold Limited	China	NO
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	NO
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	NO
Gold	Heimerle + Meule GmbH	Germany	YES
Gold	Heraeus Germany GmbH Co. KG	Germany	YES
Gold	Heraeus Metals Hong Kong Ltd.	China	YES
Gold	Hunan Chenzhou Mining Co., Ltd.	China	NO
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	NO
Gold	HwaSeong CJ CO., LTD.	Republic of Korea	NO
Gold	Industrial Refining Company	Belgium	NO
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	YES
Gold	International Precious Metal Refiners	United Arab Emirates	NO
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	YES
Gold	Istanbul Gold Refinery	Turkey	YES
Gold	Italpreziosi	Italy	YES
Gold	JALAN & Company	India	NO
Gold	Japan Mint	Japan	YES
Gold	Jiangxi Copper Co., Ltd.	China	YES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	NO
Gold	JSC Novosibirsk Refinery	Russian Federation	NO
Gold	JSC Uralelectromed	Russian Federation	NO
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	YES
Gold	K.A. Rasmussen	Norway	NO
Gold	Kaloti Precious Metals	United Arab Emirates	NO
Gold	Kazakhmys Smelting LLC	Kazakhstan	NO
Gold	Kazzinc	Kazakhstan	YES
Gold	Kennecott Utah Copper LLC	United States	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	YES
Gold	Kojima Chemicals Co., Ltd.	Japan	YES
Gold	Korea Zinc Co., Ltd.	Republic of Korea	YES
Gold	Kundan Care Products Ltd.	India	NO
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	NO
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	NO
Gold	L'azurde Company For Jewelry	Saudi Arabia	NO
Gold	Lingbao Gold Co., Ltd.	China	NO
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	NO
Gold	L'Orfebre S.A.	Andorra	YES
Gold	LS-NIKKO Copper Inc.	Republic of Korea	YES
Gold	LT Metal Ltd.	Republic of Korea	YES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	NO
Gold	Marsam Metals	Brazil	NO
Gold	Materion	United States	YES
Gold	Matsuda Sangyo Co., Ltd.	Japan	YES
Gold	MD Overseas	India	NO
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	YES
Gold	Metallix Refining Inc.	United States	NO
Gold	Metalor Technologies (Hong Kong) Ltd.	China	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	YES
Gold	Metalor Technologies (Suzhou) Ltd.	China	YES
Gold	Metalor Technologies S.A.	Switzerland	YES
Gold	Metalor USA Refining Corporation	United States	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	YES

Gold	Mitsubishi Materials Corporation	Japan	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	YES
Gold	MKS PAMP SA	Switzerland	YES
Gold	MMTC-PAMP India Pvt., Ltd.	India	YES
Gold	Modeltech Sdn Bhd	Malaysia	NO
Gold	Morris and Watson	New Zealand	NO
Gold	Moscow Special Alloys Processing Plant	Russian Federation	NO
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	YES
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	YES
Gold	NH Recytech Company	Republic of Korea	YES
Gold	Nihon Material Co., Ltd.	Japan	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	YES
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	NO
Gold	Pease & Curren	United States	NO
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	NO
Gold	Planta Recuperadora de Metales SpA	Chile	YES
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	NO
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	YES
Gold	PX Precinox S.A.	Switzerland	YES
Gold	QG Refining, LLC	United States	NO
Gold	Rand Refinery (Pty) Ltd.	South Africa	YES
Gold	Refinery of Seemine Gold Co., Ltd.	China	NO
Gold	REMONDIS PMR B.V.	Netherlands	YES
Gold	Royal Canadian Mint	Canada	YES
Gold	SAAMP	France	NO
Gold	Sabin Metal Corp.	United States	NO
Gold	Safimet S.p.A	Italy	NO
Gold	SAFINA A.S.	Czech Republic	YES
Gold	Sai Refinery	India	NO
Gold	Sam Precious Metals	United Arab Emirates	NO
Gold	Samduck Precious Metals	Republic of Korea	NO
Gold	SAMWON METALS Corp.	Republic of Korea	NO
Gold	SEMPSA Joyeria Plateria S.A.	Spain	YES
Gold	Shandong Gold Smelting Co., Ltd.	China	YES
Gold	Shandong Humon Smelting Co., Ltd.	China	NO
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	NO
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	YES
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	NO
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	NO
Gold	Shirpur Gold Refinery Ltd.	India	NO
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	YES
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	NO
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	NO
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	YES
Gold	Sovereign Metals	India	NO
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	NO
Gold	Sudan Gold Refinery	Sudan	NO
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	YES
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	YES
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	NO
Gold	T.C.A S.p.A	Italy	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	YES
Gold	Tokuriki Honten Co., Ltd.	Japan	YES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	NO

Gold	TOO Tau-Ken-Altyn	Kazakhstan	YES
Gold	Torecom	Republic of Korea	YES
Gold	Umicore Precious Metals Thailand	Thailand	NO
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	YES
Gold	United Precious Metal Refining, Inc.	United States	YES
Gold	Valcambi S.A.	Switzerland	YES
Gold	WEEEREFINING	France	YES
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	YES
Gold	WIELAND Edelmetalle GmbH	Germany	YES
Gold	Yamakin Co., Ltd.	Japan	YES
Gold	Yokohama Metal Co., Ltd.	Japan	YES
Gold	Yunnan Copper Industry Co., Ltd.	China	NO
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	YES
Tantalum	5D Production OU	Estonia	NO
Tantalum	AMG Brasil	Brazil	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	YES
Tantalum	D Block Metals, LLC	United States	YES
Tantalum	F&X Electro-Materials Ltd.	China	YES
Tantalum	FIR Metals & Resource Ltd.	China	YES
Tantalum	Global Advanced Metals Aizu	Japan	YES
Tantalum	Global Advanced Metals Boyertown	United States	YES
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	NO
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	YES
Tantalum	Jiangxi Tuohong New Raw Material	China	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	China	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	YES
Tantalum	KEMET de Mexico	Mexico	YES
Tantalum	Materion Newton Inc.	United States	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	India	YES
Tantalum	Mineracao Taboca S.A.	Brazil	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	YES
Tantalum	NPM Silmet AS	Estonia	YES
Tantalum	PowerX Ltd.	Rwanda	YES
Tantalum	QuantumClean	United States	YES
Tantalum	Resind Industria e Comercio Ltda.	Brazil	YES
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	YES
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	NO
Tantalum	Taki Chemical Co., Ltd.	Japan	YES
Tantalum	TANIOBIS Co., Ltd.	Thailand	YES
Tantalum	TANIOBIS GmbH	Germany	YES
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	YES
Tantalum	Telex Metals	United States	YES
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	YES
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	YES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	YES
Tin	Alpha	United States	YES
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	NO
Tin	Aurubis Beerse	Belgium	YES
Tin	Aurubis Berango	Spain	YES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	YES

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	YES
Tin	China Tin Group Co., Ltd.	China	YES
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	YES
Tin	CRM Synergies	Spain	YES
Tin	CV Ayi Jaya	Indonesia	YES
Tin	CV Venus Inti Perkasa	Indonesia	YES
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	NO
Tin	Dowa	Japan	YES
Tin	DS Myanmar	Myanmar	YES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	NO
Tin	EM Vinto	Bolivia	YES
Tin	Estanho de Rondonia S.A.	Brazil	YES
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	YES
Tin	Fenix Metals	Poland	YES
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	NO
Tin	Gejiu Kai Meng Industry and Trade LLC	China	NO
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	NO
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	NO
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	YES
Tin	Jiangxi New Nanshan Technology Ltd.	China	YES
Tin	Luna Smelter, Ltd.	Rwanda	YES
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	NO
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	YES
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	YES
Tin	Melt Metais e Ligas S.A.	Brazil	NO
Tin	Metallic Resources, Inc.	United States	YES
Tin	Mineracao Taboca S.A.	Brazil	YES
Tin	Mining Minerals Resources SARL	DRC- Congo (Kinshasa)	YES
Tin	Minsur	Peru	YES
Tin	Mitsubishi Materials Corporation	Japan	YES
Tin	Modeltech Sdn Bhd	Malaysia	NO
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	NO
Tin	Novosibirsk Tin Combine	Russian Federation	NO
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	YES
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	YES
Tin	Operaciones Metalurgicas S.A.	Bolivia	YES
Tin	Pongpipat Company Limited	Myanmar	NO
Tin	Precious Minerals and Smelting Limited	India	NO
Tin	PT Aries Kencana Sejahtera	Indonesia	YES
Tin	PT Artha Cipta Langgeng	Indonesia	YES
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	YES
Tin	PT Babel Inti Perkasa	Indonesia	YES
Tin	PT Babel Surya Alam Lestari	Indonesia	YES
Tin	PT Bangka Prima Tin	Indonesia	YES
Tin	PT Bangka Serumpun	Indonesia	YES
Tin	PT Bangka Tin Industry	Indonesia	NO
Tin	PT Belitung Industri Sejahtera	Indonesia	NO
Tin	PT Bukit Timah	Indonesia	YES
Tin	PT Cipta Persada Mulia	Indonesia	YES
Tin	PT Menara Cipta Mulia	Indonesia	YES
Tin	PT Mitra Stania Prima	Indonesia	YES
Tin	PT Mitra Sukses Globalindo	Indonesia	YES

Tin	PT Panca Mega Persada	Indonesia	NO
Tin	PT Premium Tin Indonesia	Indonesia	YES
Tin	PT Prima Timah Utama	Indonesia	YES
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	YES
Tin	PT Rajawali Rimba Perkasa	Indonesia	YES
Tin	PT Rajehan Ariq	Indonesia	YES
Tin	PT Refined Bangka Tin	Indonesia	YES
Tin	PT Sariwiguna Binasentosa	Indonesia	YES
Tin	PT Stanindo Inti Perkasa	Indonesia	YES
Tin	PT Sukses Inti Makmur	Indonesia	YES
Tin	PT Timah Tbk Kundur	Indonesia	YES
Tin	PT Timah Tbk Mentok	Indonesia	YES
Tin	PT Tinindo Inter Nusa	Indonesia	YES
Tin	PT Tirus Putra Mandiri	Indonesia	NO
Tin	PT Tommy Utama	Indonesia	YES
Tin	Resind Industria e Comercio Ltda.	Brazil	YES
Tin	Rui Da Hung	Taiwan, Province of China	YES
Tin	Super Ligas	Brazil	YES
Tin	Thaisarco	Thailand	YES
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	YES
Tin	Tin Technology & Refining	United States	YES
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	NO
Tin	VQB Mineral and Trading Group JSC	Vietnam	NO
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	YES
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	YES
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	YES
Tungsten	ACL Metais Eireli	Brazil	NO
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	NO
Tungsten	Artek LLC	Russian Federation	NO
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	YES
Tungsten	China Molybdenum Co., Ltd.	China	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	YES
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	NO
Tungsten	Cronimet Brasil Ltda	Brazil	YES
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Republic of Korea	NO
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	YES
Tungsten	Global Tungsten & Powders Corp.	United States	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	YES
Tungsten	H.C. Starck Tungsten GmbH	Germany	YES
Tungsten	HANNAE FOR T Co., Ltd.	Republic of Korea	NO
Tungsten	Hubei Green Tungsten Co., Ltd.	China	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	YES
Tungsten	Hunan Jintai New Material Co., Ltd.	China	NO
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	YES
Tungsten	Hydrometallurg, JSC	Russian Federation	NO
Tungsten	Japan New Metals Co., Ltd.	Japan	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	YES
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	NO
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	YES

Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	NO
Tungsten	Kennametal Fallon	United States	YES
Tungsten	Kennametal Huntsville	United States	YES
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	YES
Tungsten	LLC Vostok	Russian Federation	NO
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	YES
Tungsten	Masan High-Tech Materials	Vietnam	YES
Tungsten	Moliren Ltd.	Russian Federation	NO
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	NO
Tungsten	Niagara Refining LLC	United States	YES
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	NO
Tungsten	OOO “Technolom” 1	Russian Federation	NO
Tungsten	OOO “Technolom” 2	Russian Federation	NO
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	YES
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	YES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	YES
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	YES
Tungsten	Unecha Refractory Metals Plant	Russian Federation	NO
Tungsten	Wolfram Bergbau und Hutten AG	Austria	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	YES
Tungsten	Xiamen Tungsten Co., Ltd.	China	YES
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	NO

* A “Yes” in this column indicates that the smelter (i) has an active certification with the Responsible Minerals Assurance Process (“RMAP”) or is in the process of renewing their certification, (ii) is actively moving through the RMAP certification process, (iii) is a tungsten smelter that has committed to obtain a RMAP certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee (TI-CMC), (iv) has obtained a Responsible Gold Certification from the London Bullion Market Association (LBMA), or (v) has obtained a Chain-of-Custody Certification from the Responsible Jewelry Council (RJC).

A “No” in this column indicates that we are unaware of one of the above-referenced certifications for this smelter.

Schedule 2

The following list of potential countries of origin is based on publicly available information, our RCOI, and due diligence. It is important to note that this is also based on company level responses and therefore it is not certain which of these countries of origin can be linked to our products.

Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Republic of the Congo, Czech Republic, Democratic Republic of the Congo, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong SAR, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Republic of Korea, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan (Province of China), Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe.